Exhibit 99.1

Enphase Energy Announces Proposed $1.0 Billion Green Convertible Senior Notes Offering

FREMONT, Calif., February 24, 2021 — Enphase Energy, Inc. (Nasdaq: ENPH) today announced that it intends to offer, subject to market conditions and other factors, $500 million aggregate principal amount of green Convertible Senior Notes due 2026 (the “2026 notes”) and $500 million aggregate principal amount of green Convertible Senior Notes due 2028 (the “2028 notes” and together with the 2026 notes, the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). We also expect to grant the initial purchasers of the notes a 13-day option to purchase up to an additional $50 million aggregate principal amount of 2026 notes and an additional $50 million aggregate principal amount of 2028 notes to cover over-allotments, if any.

The Notes:

The notes will be senior, unsecured obligations of Enphase. We will settle conversions of the notes in cash, shares of our common stock or a combination of cash and our common stock, at our election. The notes are expected to pay interest semiannually. The 2026 notes will mature on March 1, 2026, unless earlier converted, redeemed or repurchased in accordance with their terms; and the 2028 notes will mature on March 1, 2028, unless earlier converted, redeemed or repurchased in accordance with their terms. The notes will also be redeemable at our option after a specified date and subject to the satisfaction of certain conditions. The conversion rate and other terms of the notes are to be determined upon pricing of the offering.

Convertible Note Hedge and Warrant Transactions:

In connection with the pricing of the notes, we expect to enter into convertible note hedge transactions relating to each series of notes with one or more of the initial purchasers or other financial institutions (the “counterparties”). The convertible note hedge transactions are expected generally to reduce or offset the potential dilution to our common stock upon any conversion of the relevant notes and/or offset any cash payments we are required to make in excess of the principal amount of the notes, as the case may be. We also expect to enter into warrant transactions relating to each series of notes with the counterparties. The warrant transactions could separately have a dilutive effect to the extent that the market value per share of our common stock exceeds the strike price of the warrants. If the initial purchasers exercise their over-allotment option, we expect to enter into additional convertible note hedge transactions and additional warrant transactions with the counterparties with respect to the relevant series of notes as to which the option was exercised.

We expect that, in connection with establishing their initial hedge of the convertible note hedge transactions and warrant transactions, the counterparties will enter into various derivative transactions with respect to our common stock concurrently with, or shortly after, the pricing of the notes. This activity could also cause or prevent an increase or a decrease in the market price of our common stock or the notes at that time. In addition, we expect that the counterparties may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling shares of common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of each series of the notes (and are likely to do so during any observation period related to a conversion of the notes). This activity could also cause or prevent an increase or a decrease in the market price of our common stock or the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.

Repurchases of Outstanding 2024 Notes and/or 2025 Notes:

Concurrently with the offering of the notes and from time to time after this offering, we intend to enter into separate and privately negotiated repurchase transactions (the “Note Repurchase Transactions”) with one or more holders of our 1.0% Convertible Senior Notes due 2024 (the “2024 notes”) and/or our 0.25% Convertible Senior Notes due 2025 (the “2025 notes”). The terms of each separate Note Repurchase Transaction are anticipated to be individually negotiated with the holders of our 2024 notes and 2025 notes and will depend on factors including the market price of our common stock and the trading price of our 2024 notes and 2025 notes at the time of each Notes Repurchase Transaction. We expect to settle the Note Repurchase Transactions by delivering a combination of cash and shares of our common stock in such amounts that are individually negotiated with the applicable holders of our 2024 notes and 2025 notes. Any repurchase of our outstanding 2024 notes and 2025 notes could affect the market price of our common stock and, in the case of Note Repurchase Transactions effected concurrently with this offering, the initial conversion prices of the 2026 notes and the 2028 notes. We also expect that holders of our 2024 notes and 2025 notes that sell their 2024 notes and/or 2025 notes in any Note Repurchase Transaction may purchase or sell shares of our common stock in the market to hedge their exposure in connection with these transactions. This activity could affect the market price of our common stock and, in the case of Note Repurchase Transactions effected concurrently with this offering, this activity could also impact the initial conversion prices of the 2026 notes and the 2028 notes.

Unwind of Existing Convertible Note Hedge and Warrant Transactions:

To the extent we effect the Note Repurchase Transactions, we also intend to unwind a corresponding portion of the existing convertible note hedge and warrant transactions we entered into concurrently with the issuances of the 2024 notes and the 2025 notes (collectively, the “Unwind Transactions”) concurrently with this offering and from time to time after this offering. In connection with the Unwind Transactions, we expect to enter into agreements with certain existing convertible note hedge and warrant counterparties (the “existing hedge counterparties”) to, on a net and aggregate basis, receive cash and/or shares of our common stock or issue shares of common stock as a termination payment in respect of the portion of the existing convertible note hedge and warrant transactions that are unwound. The amount of cash that we receive and/or the number of shares that we receive or issue in connection with the Unwind Transactions will be based generally on the termination value of the unwound portions of such transactions. We may also unwind the remaining existing convertible note hedge and warrant transactions with respect to the 2024 notes and 2025 notes at any time immediately following completion of the offering of the notes. In connection with the Unwind Transactions, the existing hedge counterparties may enter into or unwind various derivatives with respect to our common stock and/or purchase or sell shares of common stock or other securities of ours in secondary market transactions. This activity could affect the market price of our common stock and, in the case of Unwind Transactions effected concurrently with this offering, this activity could also impact the initial conversion prices of the 2026 notes and the 2028 notes.

Use of Proceeds:

We intend to use a portion of the net proceeds of the offering of the 2026 notes and 2028 notes to pay the cost of the convertible note hedge transactions described above (after such cost is partially offset by the proceeds to us from the sale of the warrants described above). If the initial purchasers exercise their over-allotment option in respect of a series of notes, we expect to enter into additional convertible note hedge transactions and warrant transactions relating to such additional notes, and a portion of the net proceeds from the sale of the additional notes of such series would be used to pay the costs of such additional convertible note hedge transactions (which would be partially offset by the proceeds to us from the sale of additional warrant transactions).

We also expect to use a portion of the proceeds of this offering to repurchase a portion of the 2024 notes and/or 2025 notes in separately- and privately-negotiated Note Repurchase Transactions. We intend to use any remaining net proceeds from the sale of the notes for other working capital and other general corporate purposes. In addition, an amount equal to the net proceeds is expected to finance or refinance, in whole or in part, existing, new or ongoing eligible green expenditures.

This press release is neither an offer to sell nor a solicitation of an offer to buy the notes or the shares of our common stock issuable upon conversion of the notes, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

The notes and the shares of our common stock issuable upon conversion of the notes have not been and will not be registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The offering of the notes is being made to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act.

About Enphase Energy, Inc.

Enphase is a global energy technology company and delivers smart, easy-to-use solutions that manage solar generation, storage and management on a single platform.

Forward-Looking Statements

This announcement contains certain forward-looking statements based on Enphase’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the proposed offering of the notes, the proposed entry into convertible note hedge transactions and warrant transactions with the counterparties, the Note Repurchase Transactions, the Unwind Transactions, the completion of the offering of the notes (including related timing) and the intended use of proceeds, that address activities or results that Enphase plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, are forward-looking statements. Actual events may differ materially from those expressed or implied by these forward-looking statements, including the possibility that Enphase will not offer the notes or consummate the related offering due to market conditions; changes in the anticipated principal amount of the notes, which could differ based upon market conditions; changes in the structure or terms of any convertible note hedge transactions and warrant transactions; that Enphase will not complete any Note Repurchase Transactions; changes in the structure or terms of the Unwind Transactions (or that Enphase will not complete any Unwind Transactions); and changes in the anticipated use of the net proceeds of the offering, which could change as a result of market conditions or for other reasons related to Enphase’s business and the impact of general economic, industry or political conditions in the United States or internationally. For a discussion of factors affecting Enphase’s business and prospects, see our annual, quarterly and other reports filed with the Securities and Exchange Commission. Enphase undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations, except as required by law.

Enphase Contact:

Adam Hinckley

Enphase Energy, Inc.

Investor Relations

ir@enphaseenergy.com

+1-707-763-4784 x7354